UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2019

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Bermuda		0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)		(Commission File Number)	(IRS Employer Identification No.)

O'Hara House,
3 Bermudiana Road,
Hamilton,	Bermuda		HM 08
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.08	CETV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement
On October 27, 2019, Central European Media Enterprises Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TV Bidco B.V., a Netherlands private limited liability company (“Parent”), and TV Bermuda Ltd., a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of PPF Group N.V., a Netherlands public limited liability company (“PPF”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger as a wholly-owned subsidiary of Parent.
The Board of Directors of the Company (the “Board”), acting upon the recommendation of the Special Committee of the Board, unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable to and in the best interests of the Company and its shareholders, and approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Merger.
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)
each share of Class A Common Stock, par value $0.08 per share, of the Company (the “Common Shares”), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist automatically and will be converted into the right to receive $4.58 in cash, without interest (the “Common Share Consideration”);

(ii)
the share of Series A Convertible Preferred Stock, par value $0.08 per share, of the Company (the “Series A Preferred Share”), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist automatically and will be converted into the right to receive $32,900,000 in cash, without interest (the “Series A Preferred Share Consideration”); and

(iii)
each share of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share, of the Company (the “Series B Preferred Shares” and, together with the Common Shares and the Series A Preferred Shares, the “Company Shares”), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist automatically and will be converted into the right to receive $1,630.875 in cash, without interest (the “Series B Preferred Share Consideration” and, together with the Common Share Consideration and the Series A Preferred Share Consideration, the “Merger Consideration”),

(other than Company Shares (A) owned by the Company (including as treasury shares), Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company, Parent or Merger Sub not held on behalf of third parties or (B) that are dissenting shares).
The Merger Agreement provides that, immediately prior to the Effective Time, all restrictions on restricted stock units and performance-based restricted stock units (collectively, “Company RSUs”) will lapse and each Company RSU outstanding immediately prior to the Effective Time will become immediately vested, and will be cancelled in exchange for the right of the holder of such Company RSU to receive the Common Share Consideration (less the amount of any tax withholding) with respect to each Common Share underlying such Company RSU.
The Merger Agreement also provides that, immediately prior to the Effective Time, each stock option to purchase Common Shares (“Company Options”) that is unvested will become immediately vested and be exercisable in full and each Company Option that remains outstanding and unexercised as of such time will be automatically cancelled, and the holder thereof will be entitled to receive a cash payment (less the amount of any tax withholding) in an amount equal to the product of (i) the total number of Common Shares underlying such unexercised Company Option immediately prior to the Effective Time and (ii) the excess of the Common Share Consideration over the exercise price per Common Share subject to each such Company Option.
Parent has obtained an equity financing commitment from PPF and has entered into a term and revolving facilities agreement with BNP Paribas Fortis SA/NV, Crédit Agricole Corporate and Investment Bank, Credit Suisse AG, HSBC France, Komerční Banka, A.S., Société Générale, UniCredit Bank Czech Republic and Slovakia, A.S. and Unicredit S.P.A. in order to finance the transactions contemplated by the Merger Agreement and pay related fees and expenses, in each case, subject to certain terms and conditions.

The Merger Agreement contains various customary representations and warranties from each of the Company, Parent and Merger Sub. Additionally, the Merger Agreement contains customary pre-closing covenants of the Company, including, but not limited to, covenants requiring the Company to conduct its business in the ordinary course and to refrain from taking certain actions without Parent’s consent during the period between execution of the Merger Agreement and the Effective Time. The Company has also agreed not to solicit proposals relating to alternative acquisition transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative acquisitions transactions and, subject to certain exceptions, to recommend that the Company’s shareholders vote in favor of the Merger Agreement and the Merger.
Prior to the adoption of the Merger Agreement by the Company’s shareholders, the Board may withdraw, qualify or modify its recommendation that the Company’s shareholders adopt the Merger Agreement or approve, recommend or otherwise declare advisable any alternative acquisition proposal that constitutes a “Superior Proposal” (as defined in the Merger Agreement) or terminate the Merger Agreement to enter into a definitive agreement with respect to a “Superior Proposal,” in each case, if the Board determines in good faith (after consultation with outside legal counsel and upon the recommendation thereof by the Special Committee of the Board) that failure to do so would be inconsistent with its fiduciary duties under applicable law, and subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement, and the payment of the Company Termination Fee (as defined below) prior to or concurrently with such termination of the Merger Agreement. Prior to the adoption of the Merger Agreement by the Company’s shareholders, the Board also may withdraw, qualify or modify its recommendation that the Company’s shareholders adopt the Merger Agreement in response to an “Intervening Event” (as defined in the Merger Agreement) that was not known by or reasonably foreseeable to the Board on the date of execution of the Merger Agreement, if the Board determines in good faith (after consultation with outside legal counsel and upon the recommendation thereof by the Special Committee of the Board) that failure to do so would be inconsistent with its fiduciary duties under applicable law.
The closing of the Merger and the consummation of the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) is subject to various customary conditions, including, among others, (i) the requisite vote of the Company’s shareholders in favor of the Merger Agreement and the Merger (the “Requisite Shareholder Approval”); (ii) receipt of required governmental approvals under applicable competition and communications laws without the imposition of a “Burdensome Condition” (as defined in the Merger Agreement); (iii) the absence of any law or order prohibiting, making illegal or enjoining the Merger; (iv) each party’s representations and warranties being true and correct (subject to certain materiality thresholds) and (v) each party having performed in all material respects its obligations under the Merger Agreement. The consummation of the Merger is not subject to any financing contingencies.
The Merger Agreement provides for certain termination rights of Parent and the Company, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by October 27, 2020, subject to extension by either party in certain circumstances to January 27, 2021 if the regulatory approvals required as a condition to closing of the Merger have not been obtained by October 27, 2020 (the “Outside Date”). Either party may also terminate the Merger Agreement if the Requisite Shareholder Approval has not been obtained at a duly convened meeting of the Company’s shareholders or an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger or the other Transactions becomes final and non-appealable. Prior to adoption of the Merger Agreement by the Company’s shareholders, Parent may terminate the Merger Agreement if the Board changes its recommendation of the Merger or the other Transactions, and the Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a “Superior Proposal.”
If, prior to the adoption of the Merger Agreement by the Company’s shareholders, Parent terminates the Merger Agreement as a result of the Board changing its recommendation of the Merger or by the Company in order to enter into a definitive agreement with respect to a “Superior Proposal”, then the Company will be obligated to pay Parent a fee equal to $50 million (the “Company Termination Fee”). Further, the Company Termination Fee is payable if the Merger Agreement is terminated (i) by Parent or the Company if the Requisite Shareholder Approval has not been obtained at a duly convened meeting of the Company’s shareholders or if the Effective Time has not occurred by the Outside Date or (ii) by Parent due to certain breaches by the Company of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and, in either case, the Company enters into a definitive agreement with respect to, or consummates, any alternative acquisition proposal within 12 months after the date of a termination of the Merger Agreement.
Parent is required to pay the Company a termination fee equal to $50 million (the “Parent Termination Fee”) if (i) Parent or the Company terminates the Merger Agreement as of the Outside Date and the regulatory approvals required as a condition to closing of the Merger have not been obtained as of such time, (ii) Parent or the Company terminates the Merger Agreement due to a final, non-appealable order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger or the other Transactions, (iii) the Company terminates the Merger Agreement due to certain breaches by Parent or Merger Sub of their representations, warranties, covenants or agreements set forth in the Merger Agreement or (iv) the Company terminates the Merger Agreement due to Parent’s failure to close the Merger when required to do so pursuant to the Merger Agreement.

In connection with the Merger Agreement, PPF entered into a limited guarantee in favor of the Company pursuant to which PPF has agreed to guarantee the payment obligations of Parent under the Merger Agreement in respect of the Parent Termination Fee, if and when payable, pursuant to the terms of the Merger Agreement, and certain fees and expenses that Parent has agreed to assume pursuant to the Merger Agreement.
The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
If the Merger is consummated, the applicable Common Shares will be delisted from the Nasdaq Global Select Market and the Prague Stock Exchange and deregistered under the Securities Exchange Act of 1934. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Voting Agreement
In connection with the Merger Agreement, on October 27, 2019, Parent, Warner Media, LLC, a Delaware limited liability company (“Warner Media”), Time Warner Media Holdings B.V., a Netherlands private limited liability company (“TWBV” and together with Warner Media, the “Warner Parties”) and, solely for purposes of certain provisions, the Company, have entered into a Voting Agreement (the “Voting Agreement”) with respect to the Company Shares held by the Warner Parties. Pursuant to the Voting Agreement, the Warner Parties have agreed, among other things and subject to certain conditions, at any meeting of shareholders of the Company called to vote to adopt the Merger Agreement and to approve the Merger, to vote all Company Shares beneficially owned by the Warner Parties in favor of adoption of the Merger Agreement and approval of the Merger, and to vote against certain other matters.
Under the Voting Agreement, the Warner Parties have agreed to transfer restrictions with respect to the Company Shares held by the Warner Parties. The Voting Agreement will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the mutual written consent of the parties to the Voting Agreement. The Voting Agreement may also be terminated by the Warner Parties at any time following (a) the Board’s change of its recommendation of the Merger or (b) the occurrence of the Outside Date.
The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the Merger, the Compensation Committee of the Board (the “Compensation Committee”) approved a cash retention pool and terms of payment to certain key employees, including its named executive officers, in order to ensure their retention and continued focus on the consummation of the Merger and the continued operation and transition of the business. Under the terms of their retention award agreements, Messrs. Del Nin, Mainusch, Sturgeon and Penn are entitled to receive a retention award in an amount of $2.2 million, $2.0 million, $1.2 million and $1.2 million, respectively upon consummation of the Merger or, if earlier, the termination of the Merger Agreement, subject to the terms of the Retention Award Agreement. A form of Retention Award Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01    Other Events.
On October 27, 2019, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Following the issuance of this press release, the Company’s co-Chief Executive Officers issued an email communication to employees of the Company and its subsidiaries (“CME group”), a copy of which is attached hereto as Exhibit 99.2.
Additional Information About the Proposed Transaction and Where to Find it
A Special General Meeting of shareholders will be announced soon in order to obtain shareholder approval in connection with the proposed Merger. The Company expects to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger. Investors and shareholders are urged to read the proxy statement and all other relevant documents filed with the SEC or sent to the Company’s shareholders as they become available because they will contain important information about the Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or at the Company’s website at www.cetv.com.
Participants in Solicitation
The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s shareholders with respect to the Merger. A list of the names of those directors elected at the Company’s 2019 Annual General Meeting of Shareholders and officers and a description of their interests in the Company is set forth in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors and shareholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.
Safe Harbor for Forward-Looking Statements
Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in Company’s public periodic filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Agreement and Plan of Merger, dated as of October 27, 2019, among TV Bidco B.V., TV Bermuda Ltd., and Central European Media Enterprises Ltd.

Exhibit 10.2	Voting Agreement, dated as of October 27, 2019, among TV Bidco B.V., Warner Media, LLC, Time Warner Media Holdings B.V. and Central European Media Enterprises Ltd.

Exhibit 10.3	Form of Retention Award Agreement of CME Media Services Limited.

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of October 27, 2019.

Exhibit 99.2	Email to employees of CME group on October 27, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date:	October 28, 2019	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer